Fee Waiver Agreement

Value Line Securities, Inc. (the “Distributor”) agrees to the following Rule 12b-1 fee waivers:

Value Line Larger Companies Fund, Inc.: waive .25% of the Rule 12b-1 fee for the period of May 1, 2008 – April 30, 2009;

Value Line Fund, Inc.: waive .25% of the Rule 12b-1 fee for the period of May 1, 2008 – April 30, 2009;

Value Line Cash Fund, Inc.: waive .25% of the Rule 12b-1 fee for the period of May 1, 2008 – April 30, 2009;

Value Line Strategic Asset Management Trust: waive .15% of the Rule 12b-1 fee for the period of May 1, 2008 – April 30, 2009;

Value Line Centurion Fund, Inc.: waive .15% of the Rule 12b-1 fee for the period of May 1, 2008 – April 30, 2009.

Each waiver shall end on the expiration date set forth next to the applicable Fund name as stated above.

Dated this 15th day of February, 2008

On behalf of the Distributor,

/s/Jean B. Buttner

_______________________

Jean B. Buttner, CEO

Received:

/s/Stephen Anastasio

__________________________

Stephen R. Anastasio, Treasurer

Value Line Mutual Funds